Exhibit 99.1


Gasco
------
Energy



For Release at 8:30 AM EDT on, Tuesday, May 15, 2007
          GASCO ENERGY REACHES TOTAL DEPTH ON RIVERBEND DEEP GAS TEST;
                 PRODUCTION CASING SET TO THE DAKOTA FORMATION

DENVER - May 15, 2007 - (PRNewswire) - Gasco Energy (AMEX: GSX) today announced that it reached total drilling depth of 16,763 feet on its Federal #14-31 on May 6, 2007 and, based on preliminary log analysis, has set production casing to the Dakota Formation at total depth.

Preliminary log analysis indicates natural gas pay in the targeted sands, siltstones and shales with fracture potential indications in the Dakota and Mancos formations. The Company also found the anticipated pay in the up-hole zones - the Wasatch, upper and lower Mesaverde and Blackhawk formations. Gasco continues to analyze and process log data and is formulating a completion design for the over-pressured formations. Completion work is expected to commence in early June 2007. Gasco operates the Federal #14-31, located in the Riverbend Project in Utah's Uinta Basin, with a 100% working interest.

Mark Erickson, Gasco's President and CEO, said: "The Federal #14-31 is Gasco's first well testing the deeper Mancos, Dakota and Upper Morrison horizons. The gas shows and flares while drilling coupled with our log analysis provided us with encouraging data leading to the decision to commence completion operations on the well. We expect production data sometime in late June once we have finished first completing and production testing the deeper pay zones. As we anticipated when selecting the location, the up-hole pay is analogous to typical Spring Canyon trend Blackhawk wells we have drilled in the sweet spot of the Riverbend area and should yield additional EURs when we return to complete those zones as reservoir pressures dictate."

About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Item 1. of the Company's 2006 amended Form 10-K filed with the Securities and Exchange Commission on April 5, 2007.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

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